Exhibit 99.1

ENTERPRISE FINANCIAL SERVICES CORP
EMPLOYMENT AGREEMENT

     THIS AGREEMENT, is made by and between Stephen P. Marsh (the "Employee") and ENTERPRISE FINANCIAL SERVICES CORP, a Delaware Corporation (the "Company"), effective as of July 1, 2008 (the "Effective Date").

     WITNESSETH:

     WHEREAS, Employee desires to be employed or to continue to be employed by the Company, and the Company desires to employ or continue to employ Employee, on the terms, covenants and conditions hereafter set forth in this Agreement.

     NOW, THEREFORE, for the reasons set forth above, and in consideration of the mutual promises and agreements herein set forth, the Company and Employee agree as follows:

     1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby employs Employee for the Contract Term as hereafter defined. During the Contract Term, Employee shall serve as Chairman and CEO of Enterprise Bank & Trust and shall have such duties and responsibilities as directed by the Board of Directors (the “Board” may from time to time specify, including taking positions with subsidiaries of the Company. Employee shall comply with all polices and procedures of the Company generally applicable to Employee employees of the Company. Employee hereby accepts such employment and agrees to serve the Company in such capacities for the term of this Agreement.

     2. Term of Employment. Except as otherwise provided herein, the term of this Agreement shall be for a term commencing on the Effective Date and ending upon Employee’s death or termination of employment as hereafter provided (the “Employment Term”).

     3. Devotion to Duties. Employee agrees that during the Employment Term he will devote all of his skill, knowledge, commercial efforts and working time to the conscientious and faithful performance of his duties and responsibilities to the Company (except for (i) permitted vacation time and absence for sickness or similar disability and (ii) to the extent that it does not interfere with the performance of Employee’s duties hereunder: (A) such reasonable time as may be devoted to the fulfillment of Employee’s civic and charitable activities and (B) such reasonable time as may be necessary from time to time for personal financial matters). Employee will use his best good faith efforts to promote the success of the Company’s business and will cooperate fully with the Board in the advancement of the best interests of the Company. If requested by the Board, Employee will agree to serve as a director or officer of any of the Company’s Subsidiaries without additional compensation.

4. Compensation of Employee.

     4.1 Base Salary. During the Employment Term, the Company shall pay to Employee as compensation for the services to be performed by the Employee a base salary of $275,000 per year (the "Base Salary"). The Base Salary shall be payable in installments in accordance with the Company's normal payroll practice and shall be subject to such withholding as may be required by law. The Base Salary may be adjusted from time to time in the sole discretion of the Board, but shall not be reduced without the consent of Employee.

     4.2 Targeted Bonus. In addition to the compensation set forth elsewhere in this Section 4, for each calendar year during the Employment Term and any extensions thereof, the Employee shall qualify for a targeted annualized bonus ("Targeted Bonus") based upon meeting established targeted goals. Targeted financial and operating goals of the Company ("Targets") for each calendar year shall be set by the Company’s Chief Executive Officer in conjunction with the Board of Directors of the Company (the “Board”) (or a committee of the Board to which the Board has delegated such authority). Within 75 days after the end of each calendar year, the Company’s Chief Executive Officer in collaboration with the Board (or a committee of the Board to which the Board has delegated such authority) shall make a good faith determination as to the extent to which the Targets have been met for the preceding calendar year. If the Targets have been met, then Employee shall receive a Targeted Bonus for such preceding year. In the event that the established Targets are exceeded, then Employee shall be entitled to receive additional bonus amounts above the Targeted Bonus as the Company may determine in its discretion. If the Targets have not been fully met, but minimum thresholds as may be established by the Company have been met, the Company’s Chief Executive Officer in collaboration with the Board (or a committee of the Board to which the Board has delegated such authority) may make a determination, in its discretion, as to the extent that the Targets have been met and determine the amount of such Targeted Bonus to be awarded to the Employee based proportionately upon the extent to which the Targets are determined to have been met. A Targeted Bonus for a calendar year shall be paid no later than March 15 of the calendar year immediately following the calendar year to which the Targeted Bonus relates.

     4.3 Benefits. Employee shall be entitled to participate, during the Employment Term, in all regular employee benefit and deferred compensation plans generally established by the Company for its full–time employees, including, without limitation, any savings and profit sharing plan, incentive stock plan, dental and medical plans, life insurance and disability insurance, such participation to be as provided in said employee benefit plans in accordance with the terms and conditions thereof as in effect from time to time and subject to any applicable waiting period. Employee shall also be entitled to paid vacation during each year of the Employment Term in accordance with the Company’s vacation policy, provided that any vacation not used in any year shall be forfeited and not carried over to any subsequent year.

     4.4 Reimbursement of Expenses. The Company will provide for the payment or reimbursement of all reasonable and necessary expenses incurred by the Employee in connection with the performance of his duties under this Agreement in accordance with the Company's expense reimbursement policy, as such may change from time to time.

5. Termination of Employment.

     5.1 Termination for Cause. "Termination for Cause", as hereinafter defined, may be effected by the Company at any time during the term of this Agreement by written notification to Employee, specifying in detail the basis for the Termination for Cause. Upon Termination for Cause, Employee shall, within thirty (30) days after such termination, be paid in a single sum, cash payment (i) all accrued but unpaid salary for through the date of termination; (ii) Targeted Bonus to the extent earned but unpaid for the calendar year immediately preceding the year in which termination occurs; (iii) any benefits accrued and earned under any plans of Company in which Employee is a participant to the full extent of Employee’s rights under such plans; (iv) accrued but unpaid and unused vacation pay for the year in which the termination occurs; and (v) any appropriate business expenses incurred by Employee which are reimbursable by Company in connection with his duties hereunder, all to the date of termination, but Employee shall not be paid any other compensation or reimbursement of any kind, including, without limitation, severance compensation or any unpaid Targeted Bonus with respect to the year in which such termination occurs. "Termination for Cause" shall mean termination by the Company of Employee's employment by the Company by reason of (a) an order of any federal or state regulatory authority having jurisdiction over the Company which prohibits Employee from performing, or renders it impracticable for Employee to perform, his duties under this Agreement, (b) the willful failure of Employee substantially to perform his duties hereunder (other than any such failure due to Employee’s physical or mental illness); (c) a willful breach by Employee of any material provision of this Agreement or of any other written agreement with the Company or any of its Affiliates; (d) Employee’s commission of a crime that constitutes a felony or other crime of moral turpitude or criminal fraud; (e) chemical or alcohol dependency which materially and adversely affects Employee's performance of his duties under this Agreement; (f) any act of disloyalty or breach of responsibilities to the Company by the Employee which is intended by the Employee to cause material harm to the Company; (g) misappropriation (or attempted misappropriation) of any of the Company’s funds or property; or (h) Employee’s material violation of any Company policy applicable to Employee.

     5.2 Termination Other Than for Cause. Notwithstanding any other provisions of this Agreement, the Company may effect a "Termination Other Than For Cause", as hereinafter defined, at any time upon giving written notice to Employee of such termination. Upon any Termination Other Than for Cause, subject to Employee’s compliance with the terms and conditions contained in this Agreement, Employee shall, within thirty (30) days after such termination, be paid in a single sum, cash payment (i) all accrued but unpaid salary through the date of such termination; (ii) Targeted Bonus to the extent earned but unpaid for the calendar year immediately preceding the year in which termination occurs; (iii) any benefits under any plans of Company in which Employee is a participant to the full extent of Employee’s rights under such plans; (iv) accrued but unpaid and unused vacation pay for the year in which the termination occurs; (v) any appropriate business expenses incurred by Employee which are reimbursable by Company in connection with his duties hereunder, all to the date of termination and (vi) severance compensation as provided in Section 6.2 "Termination Other Than for Cause" shall mean any termination by the Company of Employee's employment with the Company other than a termination pursuant to subsection 5.1, 5.3, 5.4, 5.5 or 5.6.

     5.3 Termination by Reason of Disability. If, during the term of this Agreement, Employee, in the reasonable judgment of the Board, (i) has failed to perform his duties under this Agreement on account of illness or physical or mental capacity, and (ii) such illness or incapacity continues for a period of more than ninety (90) consecutive days, or ninety (90) days during any 180 day period, Company may terminate Employee’s employment hereunder by written notice to Employee, and Employee shall, within thirty (30) days after such termination, be paid in a single sum, cash payment (i) all accrued but unpaid salary through the date of termination; (ii) Targeted Bonus to the extent earned but unpaid for the calendar year immediately preceding the year in which termination occurs; (iii) any benefits under any plans of Company in which Employee is a participant to the full extent of Employee’s rights under such plans; (iv) accrued but unpaid and unused vacation pay for the year in which the termination occurs; and (v) any appropriate business expenses incurred by Employee which are reimbursable by Company in connection with his duties hereunder, all to of the date of termination, but Employee shall not be paid any other compensation or reimbursement of any kind, including, without limitation, severance compensation or any unpaid Targeted Bonus for the year in which such termination occurs.

     5.4 Death. In the event of Employee’s death during the term of this Agreement, the Employee’s employment shall be deemed to have terminated as of the last day of the month during which his death occurs and Company shall pay, in a single sum, cash payment within thirty (30) days after the last day of his month in which his death occurs, such beneficiary or beneficiaries as Employee shall from time to time designate, or his estate if there are no such designated beneficiary or beneficiaries, (i) all accrued but unpaid salary through the date of such deemed termination; (ii) Targeted Bonus to the extent earned but unpaid for the calendar year immediately preceding the year in which Employee’s death occurs; (iii) any benefits accrued and earned under any plans of Company in which Employee is a participant to the full extent of Employee’s rights under such plans; (iv) accrued but unpaid vacation pay for the year in which the termination occurs; and (v) any appropriate business expenses incurred by Employee which are reimbursable by Company in connection with his duties have under, all to the date of termination, but such beneficiaries or estate shall not be paid any other compensation or reimbursement of any kind, including, without limitation, severance compensation or any unpaid Targeted Bonus for the year in which such termination occurs.

     5.5 Voluntary Termination. In the event of a “Voluntary Termination” as herein defined, provided that Employee gives Company at least ninety (90) days advance notice of such termination (which notice and any requirement for services may be waived or shortened by Company), Employee shall, within thirty (30) days after such termination, be paid in a single sum, cash payment (i) all accrued by unpaid salary through the date of termination; (ii) Targeted Bonus to the extent earned but unpaid for the calendar year immediately preceding the year in which termination occurs; (iii) any benefits accrued and earned under any plans of Company in which Employee is a participant to the full extent of Employee’s rights under such plans; (iv) accrued but unpaid vacation pay for the year in which the termination occurs; and (v) any appropriate business expenses incurred by Employee which are reimbursable by Company in connection with his duties here under, all to the date of termination but Employee shall not be paid any other compensation or reimbursement of any kind, including, without limitation; and severance compensation or any unpaid Targeted Bonus for the year in which such termination occurs. “Voluntary Termination” shall mean termination by Employee of Employee’s employment other than (i) termination by reason of Employee’s disability as described in subsection 5.3, (ii) termination by reason of Employee’s death as described in subsection 5.4, and (iii) Termination Upon a Change in Control as described in subsection 5.6, (iv) Termination For Cause as described in subsection 5.1, and (v) Termination Other Than for Cause as described in subsection 5.2.

     5.6 Termination Upon a Change in Control. In the event of a “Termination Upon a Change in Control” as herein defined, Employee shall, within thirty (30) days after such termination, be paid in a single sum, cash payment (i) all accrued but unpaid salary through the date of termination; (ii) Targeted Bonus to the extent earned but unpaid; (iii) any benefits accrued and earned under any plans of Company in which Employee is a participant to the full extent of Employee’s rights under such plans; (iv) accrued but unpaid vacation pay for the year in which the termination occurs; (v) any appropriate business expenses incurred by Employee which are reimbursable by Company in connection with his duties hereunder, all to the date of termination; and (vi) all severance compensation as provided in Section 6.1. “Termination Upon a Change in Control” shall mean a termination by the Company (other than a Termination for Cause) or by Employee, in either case within one year following a “Change in Control” as hereinafter defined. “Change in Control” shall mean the date on which any of the following has occurred:

     (a) any individual, entity or group (a “Person”), other than one or more of the Company’s directors on the Effective Date of this Agreement or any Person that any such director controls, becomes the beneficial owner of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company (the “Company Outstanding Voting Securities”);

     (b) any Person becomes the beneficial owner of 50% or more of the combined voting power of the then outstanding voting securities of Enterprise Bank & Trust entitled to vote generally in the election of directors of Enterprise Bank & Trust (“Bank Outstanding Voting Securities”);

     (c) consummation of a reorganization, merger or consolidation (a “Business Combination”) of the Company, unless, in each case, following such Business Combination (i) all or substantially all of the Persons who were the beneficial owners, respectively, of the Company Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting from such Business Combination, (ii) no Person (excluding any company resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting from such Business Combination except to the extent such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the Board of Directors of the company resulting from the Business Combination are Continuing Directors (as hereinafter defined) at the time of the execution of the definitive agreement, or the action of the Board, providing for such Business Combination;

     (d) consummation of the sale, other than in the ordinary course of business, of more than 50% of the combined assets of the Company and its subsidiaries in a transaction or series of related transactions during the course of any twelve-month period; or

     (e) the date on which Continuing Directors (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors of the Company.

As used in this Section 5.6, the definitions of the terms “beneficial owner” and “group” shall have the meanings ascribed to those terms in Rule 13(d)(3) under the Securities Exchange Act of 1934. As used in this Section 5.6, the term “Continuing Directors” shall mean, as of any date of determination, (i) any member of the Board of Directors on the Effective Date of this Agreement, (ii) any person who has been a member of the Board of Directors for the two years immediately preceding such date of determination, or (iii) any person who was nominated for election or elected to the Board of Directors with the affirmative vote of the greater of (A) a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election or (B) at least four Continuing Directors but excluding, for purposes of this clause (iii), any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board of Directors of the Company. “Control” means the direct or indirect ownership of voting securities constituting more than fifty percent (50%) of the issued voting securities of a corporation.

     5.7 Resignation Upon Termination. Effective upon any termination under this Section 5 or otherwise, Employee shall automatically and without taking any further actions be deemed to have resigned from all positions then held by him with the Company and all of its Subsidiaries and Affiliates. Employee shall execute any written forms submitted by the Company confirming such resignation.

6. Severance Compensation

     6.1 Termination Upon Change in Control. In addition to payments provided for in Section 5.6, in the event Employee’s employment is terminated in a Termination Upon a Change in Control pursuant to Section 5.6, Employee shall be paid the following as severance compensation:

     (a) within thirty (30) days of such termination of employment, Employee shall be paid, in a single sum, cash payment, the sum of the following amounts:

(1)

An amount equal to his Base Salary as in effect on his termination of employment payable for 24 consecutive months following such termination of employment discounted to the net present value of such payments using as a discount rate, the prime rate as reported in the Wall Street Journal as the date of such termination of employment; and

(2)	An amount equal to the Targeted Bonuses for the year in which such termination occurs as though all requisite targets for such year are fully and completely achieved.

      (b) in the event that Employee is not otherwise entitled to fully exercise all awards granted to him under any stock option plan maintained by Company, including without limitation any stock options or stock appreciation rights, and any such plan does not otherwise provide for acceleration of exercise ability upon the occurrence of the Change in Control described herein, such awards shall become immediately exercisable upon a Change in Control.

     (c) all restricted stock units granted to Employee will vest and become transferable upon a Change in Control.

     6.2 Termination for Other Than Cause. In addition to payments provided for in Section 5.2, in the event of Termination other than for Cause under Section 5.2, Employee shall be paid, within thirty (30) days of such termination of employment, Employee shall be paid, in a single sum, cash payment, an amount equal to his Base Salary as in effect on his termination of employment payable for 12 consecutive months following such termination of employment discounted to the net present value of such payments using as a discount rate, the prime rate as reported in the Wall Street Journal as the date of such termination of employment.

     6.3 Termination Upon Any Other Event. In the event of Termination for Cause under Section 5.1, Termination by Reason of Disability under Section 5.3, Termination by Reason of Death under Section 5.4 or Voluntary Termination under Section 5.5, Company shall not be obligated to pay Employee or his beneficiaries or estate any severance compensation under this Section 6.

     7. Specified Employee. If Employee is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (“Code”)) of Company at the time of his termination of employment and if the payments under Sections 6 and 7, which constitute payments under a non qualified deferred compensation plan within the meaning of Code Section 409A(d)(1), are on account of an “involuntary separation of service” (as defined in Treasury Regulation Section 1.409A-1(n)), Employee shall be paid such amounts during the six (6) month period immediately following the date of his termination of employment as otherwise provided under Section 5 or 6 for such six month period except that the total amount of such payments shall not exceed the lesser of the amount specified under (i) Treasury Regulation Section 1.409A-1(9)(iii)(A)(1) or (ii) Treasury Regulation Section 1.409A-1(9)(iii)(A)(2). To the extent such amounts otherwise payable during such six (6) month period exceed the amounts payable under the immediately preceding sentence, such excess amounts shall be paid in single sum on the first regular payroll date of Company immediately following the six (6) month anniversary of the date of Employee’s termination. If Company reasonably determines that such termination is not an involuntary separation from service, such amounts that would otherwise have been paid during the six (6) month period immediately following the date of Employee’s termination under Sections 5 or 6 shall be paid in a single sum on the first payroll date of Company immediately following the six month anniversary of Employee’s termination. Amounts, the payment of which are deferred under this Section 7, shall be increased by interest at the prime rate as published in the Wall Street Journal from the date they would otherwise be paid under Section 5 or 6 but for this Section 7 and such accumulated interest shall also be paid to the Employee on the first payroll date of Company immediately following the six month anniversary of Employee’s termination.

     8. Death of Employee. In the event Employee dies before amounts are paid to him under this Agreement, such amounts shall be paid to his designed beneficiary of beneficiaries, or if there are no designated beneficiary or beneficiaries, to his estate.

     9. Confidentiality. Employee agrees to hold in strict confidence and not disclose all non-public information concerning any matters affecting or relating to the business of the Company, its Subsidiaries and Affiliates, including without limiting the generality of the foregoing non-public information concerning their manner of operation, business or other plans, data bases, marketing programs, protocols, processes, computer programs, client lists, marketing information and analyses, operating policies or manuals or other data (the “Confidential Information”). Employee agrees that he will not, directly or indirectly, use any Confidential Information for the benefit of any person, business, legal entity other than the Company or disclose or communicate any of the Confidential Information in any manner whatsoever other than to the directors, officers, employees, agents and representatives of the Company who need to know such information, who shall be informed by Employee of the confidential nature of the Confidential Information and directed by Employee to treat the Confidential Information confidentially. Upon the Company's request, Employee shall return all information furnished to him related to the business of the Company without retaining any copies in electronic or other form. The above limitations on use and disclosure shall not apply to information which Employee can demonstrate: (a) was known to Employee before receipt thereof from the Company; (b) is learned by Employee from a third party entitled to disclose it; or (c) becomes known publicly other than through Employee; (c) is disclosed by Employee upon authority of the Board or any committee of the Board; (d) is disclosed pursuant to any legal requirement or (e) is disclosed pursuant to any agreement to which the Company or any of its Subsidiaries or Affiliates is a party. The parties hereto stipulate that all such information is material and confidential and gravely affects the effective and successful conduct of the business of the Company and the Company's goodwill, and that any breach of the terms of this Section 9 shall be a material breach of this Agreement.

     10. Use of Proprietary Information. Employee recognizes that the Company possesses a proprietary interest in all of the Confidential Information and has the exclusive right and privilege to use, protect by copyright, patent or trademark, manufacture or otherwise exploit the processes, ideas and concepts described therein to the exclusion of Employee, except as otherwise agreed between the Company and Employee in writing. Employee expressly agrees that any products, inventions, discoveries or improvements made by Employee, his agents or affiliates, during the term of this Agreement, based on or arising out of the Confidential Information shall be the property of and inure to the exclusive benefit of the Company. Employee further agrees that any and all products, inventions, discoveries or improvements developed by Employee (whether or not able to be protected by copyright, patent or trademark) in the scope of his employment, or involving the use of the Company's time, materials or other resources, shall be promptly disclosed to the Company and shall become the exclusive property of the Company. Upon any termination of Employee’s employment or engagement with the Company, Employee shall immediately return all Confidential Information (and all tangible embodiments thereof) possessed by Employee to the Company.

11. Non-Competition Agreement.

     11.1 Non-Competition. Employee agrees that, during the Employment Term and for a period of twelve (12) months following any termination of such employment, Employee shall not, without the prior written consent of the Company, directly or indirectly, own, manage, operate, control, be connected with as an officer, employee, partner, consultant or otherwise, or otherwise engage or participate in (except as an employee of the Company, or its Affiliates) any Person engaged in the operation, ownership or management of a bank, trust company, wealth management or financial services business within the Metropolitan Statistical Areas of St. Louis, Kansas City or any other city in which the Company or any of its Affiliates has an office at the time of such termination. Notwithstanding the foregoing, the ownership by Employee of less than 1% of any class of the outstanding capital stock of any corporation conducting such a competitive business which is regularly traded on a national securities exchange or in the over-the-counter market shall not be a violation of the foregoing covenant.

     11.2 Non-Solicitation.

     (a) During the Employment Term and for a period of twelve (12) months following any termination of such employment, Employee shall not, except on behalf of or with the prior written consent of the Company, directly or indirectly:

(1)

entice or induce, or attempt to entice or induce, any employee of the Company to leave such employ, or employ any such person in any business similar to or in competition with that of the Company. Employee hereby acknowledges and agrees that the provisions set forth in this subsection 11.2 constitute a reasonable restriction on his ability to compete with the Company, or

(2)

(i) solicit, take away, attempt to take away, divert, or attempt to divert any Protected Customer (as defined below) from the Company or its Affiliates, (ii) induce, attempt to induce or aid any pin inducing any Protected Customer to cease doing business with the Company or any of its Affiliates or in any way interfere with the relationship between any Protected Customer and the Company or any or its Affiliates, or (iii) be employed by or act as a consultant for any Person which directly, or through any of its Affiliates, solicits, takes away, attempts to take away, diverts, or attempts to divert any Protected Customer from the Company or any of its Affiliates.

     (b) Before Employee becomes employed by or becomes a consultant for a Person during a Non-Solicitation Period, Employee shall inform such Person of the provisions of this Section 11.2 and, if within the first year following Employee's termination of employment with the Company, shall cause such Person to sign a document acknowledging this provision and agreeing with the Company, on behalf of itself and its Affiliates, to abide to the terms of such obligation to not solicit, take away, attempt to take away, divert or attempt to divert, any Protected Customer, and deliver such document to the Company. Provided, however, that nothing contained herein shall prevent such Person employing Employee from continuing to provide services to any individual or other entity that was a customer of the Person prior to the date of the termination of Employee's employment with the Company.

     (c) For purposes of this Agreement, "Protected Customer" means (i) any Person or its/his/her Affiliate for whom the Company or any of its Affiliates has provided wealth management, investment, banking, trust, insurance or other financial services during the Employment Term or (ii) any Person or its/his/her Affiliate whom the Company or any of its Affiliates had made a proposal to provide wealth management, investment, banking, trust, insurance or other financial services at anytime within six (6) months preceding the termination of Employee's employment with the Company.

     11.3 Saving Provision. The parties hereto agree that, in the event a court of competent jurisdiction shall determine that the geographical or durational elements of this covenant are unenforceable, such determination shall not render the entire covenant unenforceable. Rather, the excessive aspects of the covenant shall be reduced to the threshold which is enforceable, and the remaining aspects shall not be affected thereby.

     11.4 Equitable Relief. Employee acknowledges that the extent of damages to the Company from a breach of Sections 9, 10 and 11 of this Agreement would not be readily quantifiable or ascertainable, that monetary damages would be inadequate to make the Company whole in case of such a breach, and that there is not and would not be an adequate remedy at law for such a breach. Therefore, Employee specifically agrees that the Company is entitled to injunctive or other equitable relief (without any requirement to post any bond or other security) from a breach of Sections 9, 10 and 11 of this Agreement, and hereby waives and covenants not to assert against a prayer for such relief that there exists an adequate remedy at law, in monetary damages or otherwise.

     12. Assignment. This Agreement shall not be assignable by Employee and shall not be assignable by the Company except by operation of law or to a successor entity acquiring all or substantially all the Company’s business or assets. No such assignment shall affect any determination of whether such assignment involves a Change of Control for purposes of this Agreement. In the event of any assignment permitted hereby, the duties and responsibilities of Employee performed for the assignee shall not, without the written consent of Employee, be materially increased, altered or diminished in a manner inconsistent with Employee’s duties and responsibilities hereunder for the Company.

     13. Entire Agreement. This Agreement and any agreements entered into after the date hereof under any of the Company’s benefit plans or compensation programs as described in Section 4 contain the complete agreement concerning the employment arrangement between the parties, including without limitation severance or termination pay, and shall, as of the Effective Date, supersede all other agreements or arrangements between the parties with regard to the subject matter hereof.

     14. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. The obligations of the Company under this Agreement shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business or similar event relating to the Company. This Agreement shall not be terminated by reason of any merger, consolidation or reorganization of the Company, but shall be binding upon and inure to the benefit of the surviving or resulting entity.

     15. Modification. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless authorized by the Board and reduced to in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties thereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

     16. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid or unenforceable by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

     17. Manner of Giving Notice. All notices, requests and demands to or upon the respective parties hereto shall be sent by hand, certified mail, overnight air courier service, in each case with all applicable charges paid or otherwise provided for, addressed as follows, or to such other address as may hereafter be designated in writing by the respective parties hereto:

To Company:		To Employee: at his current
Enterprise Financial Services Corp		residential address on file with
150 North Meramec		the Company.
Clayton, Missouri 63105
Attention:	President
and Corporate Secretary

     Such notices, requests and demands shall be deemed to have been given or made on the date of delivery if delivered by hand or by telecopy and on the next following date if sent by mail or by air courier service.

     18. Remedies. In the event of a breach of this Agreement, the non-breaching party shall be entitled to such legal and equitable relief as may be provided by law, and shall further be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing the non-breaching party's rights hereunder.

     19. Headings. The headings have been inserted for convenience only and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

     20. Choice of Law. It is the intention of the parties hereto that this Agreement and the performance hereunder be construed in accordance with, under and pursuant to the laws of the State of Missouri without regard to the jurisdiction in which any action or special proceeding may be instituted.

     21. Taxes. The company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment and social insurance taxes, as shall be required by law.

     22. Voluntary Agreement; No Conflicts. Employee hereby represents and warrants to the Company that he is legally free to accept and perform his employment with the Company, that he has no obligation to any other person or entity that would affect or conflict with any of Employee’s obligations pursuant to such employment, and that the complete performance of the obligations pursuant to Employee’s employment will not violate any order or decree of any governmental or judicial body or contract by which Employee is bound. The Company will not request or require, and Employee agrees not to use, in the course of Employee’s employment with the Company, any information obtained in Employee’s employment with any previous employer to the extent that such use would violate any contract by which Employee is bound or any decision, law, regulation, order or decree of any governmental or judicial body.

     23. Survival of Certain Provisions. The terms of Sections 9, 10 and 11 shall survive and remain in effect in accordance with their terms following any termination of this Agreement for any reason whatsoever.

     24. Venue. In the event of litigation arising out of or in connection with this Agreement, the parties hereto agree to submit to the jurisdiction of Federal and state courts located in the state of Missouri.

     25. Certain Definitions. As used herein, the following definitions shall apply:

     “Affiliate” with respect to any person, means any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

     “Control” With respect to any Person, means the possession, directly or indirectly, severally or jointly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

     “Person” Any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

     “Subsidiary” With respect to any Person, each corporation or other Person in which the first Person owns or Controls, directly or indirectly, capital stock or other ownership interests representing 50% or more of the combined voting power of the outstanding voting stock or other ownership interests of such corporation or other Person.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first stated above.

ENTERPRISE FINANCIAL SERVICES CORP

By:	/s/ Peter F. Benoist

Title:	President and Chief Executive Officer

EMPLOYEE:

/s/ Stephen P. Marsh